Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of Fidelity Commonwealth Trust II: Fidelity International Enhanced Index Fund, Fidelity Large Cap Core Enhanced Index Fund, Fidelity Large Cap Growth Enhanced Index Fund, Fidelity Large Cap Value Enhanced Index Fund, Fidelity Mid Cap Enhanced Index Fund, and Fidelity Small Cap Enhanced Index Fund of our report dated April 23, 2013 on the financial statements and financial highlights included in the February 28, 2013 Annual Report to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
April 23, 2013